EXHIBIT 10.1
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Prior Obligation Information: Loan Number - 41341; Agreement Date - 02/11/08;
Credit Limit - $10,000,000.00; Maturity Date - 05/01/09

Amended Obligation Information: Loan Number - 41341; Modification Date - 12/31/08; Credit Limit - $10,000,000.00; Maturity Date - 07/01/10; Index
(w/margin) - NAB Base Rate; Interest Rate - 3.25%


                           DEBT MODIFICATION AGREEMENT


DATE AND PARTIES. The date of this Debt Modification Agreement (Modification) is December 31, 2008. The parties and their addresses are:

LENDER:

      NEWALLIANCE BANK
      195 Church Street
      New Haven, CT  06510
      Telephone:  (203) 789-2882

BORROWER:

      CAS MEDICAL SYSTEMS, INC.
      a Delaware corporation
      44 E. Industrial Road
      Branford, CT  06405

1. DEFINITIONS. In this Modification, these terms have the following meanings:

            A. PRONOUNS. The pronouns "I," "me," and "my" refer to each Borrower signing this Modification, individually and together with their heirs, executors, administrators, successors, and assigns. "You" and "your" refer to the Lender, with its participants or syndicators, successors and assigns, or any person or entity that acquires an interest in the Modification or the Prior Obligation.

            B. AMENDED OBLIGATION. Amended Obligation is the resulting agreement that is created when the Modification amends the Prior Obligation. It is described above in the AMENDED OBLIGATION INFORMATION section.

            C. LOAN. Loan refers to this transaction generally. It includes the obligations and duties arising from the terms of all documents prepared or submitted in association with the Prior Obligation and this modification, such as applications, security agreements, disclosures, notes, agreements and this Modification.

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            D. MODIFICATION. Modification refers to this Debt Modification
            Agreement.

            E. PRIOR OBLIGATION. Prior Obligation refers to my existing agreement described above in the PRIOR OBLIGATION INFORMATION section, and any previous extensions, renewals, modifications or substitutions of it.

2. BACKGROUND. You and I have previously entered into a Prior Obligation. As of the date of this Modification, the outstanding, unpaid balance of the Prior Obligation is $2,275,662.86. Conditions have changed since the execution of the Prior Obligation instruments. In response, and for value received, you and I agree to modify the terms of the Prior Obligation, as provided for in this Modification.

3. TERMS. The Prior Obligation is modified as follows:

            A. INTEREST. Our agreement for the payment of interest is modified to read:

                        (1) INTEREST. Interest will accrue on the unpaid Principal balance of the Loan at the rate of 3.25 PERCENT (INTEREST RATE) until January 1, 2009, after which time it may change as described in the Variable Rate subsection.

                                (a) Maximum Interest Amount. Any amount assessed or collected as interest under the terms of the Loan will be limited to the maximum lawful amount of interest allowed by state or federal law, whichever is greater. Amounts collected in excess of the maximum lawful amount will be applied first to the unpaid Principal balance. Any remainder will be refunded to me.

                                (b) Statutory Authority. The amount assessed or collected on the Loan is authorized by the Connecticut usury laws under Conn. Gen. Stat. ss.ss. 37-1 through 37-9, as amended.

                                (c) Accrual. Interest accrues using an
                                Actual/360 days counting method.

                                (d) Variable Rate. The Interest Rate may change during the term of this transaction.

                                       (1) Index. Beginning with the first
                                       Change Date, the Interest Rate will be
                                       based on the following index: the Banks
                                       "Base Rate" which is a rate designated as such by the Bank from time to time.

                                       The Current Index is the most recent
                                       index figure available on each Change
                                       Date. You do not guaranty by selecting
                                       this Index, or the margin, that the

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                                       Interest Rate on the Loan will be the
                                       same rate you charge on any other loans
                                       or class of loans you make to me or other borrowers. If this Index is no longer available, you will substitute a similar index. You will give me notice of your choice.

                                       (2) Change Date. Each date on which the
                                       Interest Rate may change is called a
                                       Change Date. The Interest Rate may change
                                       January 1, 2009 and daily thereafter.

                                       (3) Calculation of Change. On each Change
                                       Date you will calculate the Interest
                                       Rate, which will be the Current Index.
                                       The result of this calculation will be
                                       rounded to the nearest .001 percent.
                                       Subject to any limitations, this will be the Interest Rate until the next Change Date. The new Interest Rate will become effective on each Change Date. The Interest Rate and other charges on the Loan will never exceed the highest rate or charge allowed by law for the Loan.

                                       (4) Limitations. The Interest Rate
                                       changes are subject to the following
                                       limitations:

                                       Lifetime. The Interest Rate will never be less than 3.250 percent.

                                       (5) Effect of Variable Rate. A change in the Interest Rate will have the following effect on the payments: The amount of scheduled payments will change.

            B. MATURITY AND PAYMENTS. The maturity and payment provisions are modified to read:

                        (1) PAYMENT. I agree to pay all accrued interest on the balance outstanding from time to time in regular payments beginning January 1, 2009, then on the same day of each month thereafter. A final payment of the entire unpaid outstanding balance of Principal and interest will be due July 1, 2010.

                        Payments will be rounded up to the nearest $.01. With the final payment I also agree to pay any additional fees or charges owing and the amount of any advances you have made to others on my behalf. Payments scheduled to be paid on the 29th, 30th or 31st day of a month that contains no such day will, instead, be made on the last day of such month.

                        (2) Maturity. The maturity provision is modified to read:

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                              (a) Maturity Date. Consistent with our existing
                              periodic payment arrangement, except any scheduled, final payment, I agree that the entire outstanding balance of Principal and accrued interest is due on, or before, July 1, 2010.

            C. FEES AND CHARGES. As additional consideration for your consent to enter into this Modification, I agree to pay, or have paid these additional fees and charges.

                        (1) Nonrefundable Fees and Charges. The following fees are earned when collected and will not be refunded if I prepay the Loan before the scheduled maturity date.

                                    Commitment. A(n) Commitment fee of
                                    $25,000.00 payable from separate funds on or before today's date.

                        (2) Stop Payment Fee. A(n) Stop Payment Fee equal to
                         $25.00.

                        (3) Minimum Finance Charge - Commercial/Ag. A(n) Minimum Finance Charge - Commercial/Ag equal to $25.00.

                        (4) Late Charge. If a payment is more than 15 days late, I will be charged 5.000 percent of the Amount of Payment or $25.00, whichever is greater. I will pay this late charge promptly but only once for each late payment.

                        (5) Returned Check Charge. I agree to pay a fee not to exceed $31.00 for each check, negotiable order of withdrawal or draft I issue in connection with the Loan that is returned because it has been dishonored.

            D. PREPAYMENT CHANGE. Conditions for the prepayment of the Loan are modified to read:

                        (1) I may prepay the Loan under the following terms and conditions. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a minimum interest charge of $25.00. Other than Borrower's obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Any partial prepayment will not excuse any later scheduled payments until I pay in full.

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4. CONTINUATION OF TERMS. Except as specifically amended by this Modification, all of the terms of the Prior Obligation shall remain in full force and effect.

5. WAIVER. I waive all claims, defenses, setoffs, or counterclaims relating to the Prior Obligation, or any document securing the Prior Obligation, that I may have. Any party to the Prior Obligation that does not sign this Modification, shall remain liable under the terms of the Prior Obligation unless released in writing by you.

6. REASON(S) FOR MODIFICATION. Change maturity date from May 1, 2009 to July 1, 2010. Change interest rate from NewAlliance Bank Rate -.50% to NewAlliance Bank Rate +0.00% which as of today is 3.25%. This loan has a floor rate of 3.25%.

7. ADDITIONAL TERMS. It is expressly understood and agreed that this line of credit is a commercial transaction and all proceeds are to be used exclusively for that purpose only. In addition, all proceeds shall be used for short-term working capital. Financing of any long-term capital needs shall require additional approval.

Borrower to reflect a minimum debt service coverage ratio of 1.50X to be tested quarterly on a rolling four quarter basis commencing with FYE 12/31/08.

Borrower to reflect a maximum debt to tangible net worth ratio of 2.50X at FYE 12/31/08 and each FYE thereafter.

Borrower Base Certificate with supporting schedules shall be submitted monthly on the first business day of each month. Advances shall continue to be limited to 75% of accounts receivable 90 days and under plus 30% of inventory with inventory advances not to exceed $2,500,000.00.

8. SIGNATURES. By signing under seal, I agree to the terms contained in this Modification. I also acknowledge receipt of a copy of this Modification.


BORROWER:

CAS Medical Systems, Inc.

            By /s/ Andrew Kersey                (Seal)
               -----------------------------
               Andrew Kersey, President

NewAlliance Bank

            By /s/ Joy E. Rogers                (Seal)
               -----------------------------
               Authorized Signer